Exhibit 10.41

FIRST AMENDMENT TO AMENDED AND RESTATED

MANAGEMENT AGREEMENT

by and between

RESIDENCE INN BY MARRIOTT, INC.

as “MANAGER”

and

AHM RES II LIMITED PARTNERSHIP

as “LESSEE”

Dated as of November 10, 2004

FIRST AMENDMENT TO AMENDED AND RESTATED

MANAGEMENT AGREEMENT

This First Amendment to Amended and Restated Management Agreement (“First Amendment”) is executed as of the 10th day of November 2004 (“Execution Date”), by AHM RES II LIMITED PARTNERSHIP, a Virginia limited partnership (“Lessee”), with a mailing address at 10 South Third Street, Richmond, Virginia 23219, and RESIDENCE INN BY MARRIOTT, INC. (“Manager”), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20058.

R E C I T A L S :

A. Lessee and Manager entered into that certain Amended and Restated Management Agreement dated as of August 28, 2002 (“Management Agreement”) for the continued management of the Inns (as defined in the Management Agreement) by Manager.

B. Bossier RES II Limited Partnership (“Bossier Lessee”) and Manager entered into that certain Amended and Restated Management Agreement dated as of August 28, 2002 (“Bossier Management Agreement”) for the continued management of the Residence Inn by Marriott Hotel located in Shreveport/Bossier City, Louisiana (“Bossier Inn”).

C. Lessee, Bossier Lessee and Manager entered into that certain Coordination Agreement dated as of August 28, 2002 (“Coordination Agreement”) for the purpose of consolidating certain calculations under the Management Agreement and the Bossier Management Agreement.

D. Lessee and Bossier Lessee are indirect, wholly-owned subsidiaries of Apple Hospitality Two, Inc., a Virginia corporation and a real estate investment trust (“Apple Hospitality”).

E. In conjunction with certain financing intended to be secured by certain of the Inns and the Bossier Inn, Apple Hospitality is the indirect owner of (i) eleven (11) Inns to be owned and held by Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Pool 1 Owner”), the general partner of which is AHT RES II GP, Inc., a Virginia corporation, and the limited partner of which is AHT RES II LP, Inc., a Virginia corporation; (ii) ten (10) Inns to be owned and held by AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Pool 2 Owner”), the general partner of which is AHT Residence Inn II GP, Inc., a Virginia corporation, and the limited partner of which is AHT Residence Inn II LP, Inc., a Virginia corporation; and (iii) two (2) Inns to be owned and held by AHT Carolina Limited Partnership, a North Carolina limited partnership (“Residual Owner”), the general partner of which is AHT Carolina GP, Inc., a North Carolina corporation, and the limited partner of which is AHT Carolina LP, Inc., a North Carolina corporation (Pool 1 Owner, Pool 2 Owner and Residual Owner are hereinafter referred to as “Owner.”)

F. Pool 1 Owner has leased to Lessee, Pool 2 Owner has leased to Lessee, Residual Owner has leased to Lessee, and Lessee has leased from Pool 1 Owner, Pool 2 Owner, and Residual Owner their respective Inns pursuant to those certain Lease Agreements of even date hereof.

G. Lessee and Manager desire and have agreed to amend the definition of “Inns” under the Management Agreement to include the Bossier Inn and to make other amendments to the Management Agreement that are consistent with such amendment.

H. Bossier Lessee, Lessee and Manager have terminated the Bossier Management Agreement pursuant to that certain Termination of Bossier Management Agreement of even date hereof.

I. Lessee, Bossier Lessee and Manager have terminated the Coordination Agreement pursuant to that certain Termination of Coordination Agreement of even date hereof.

J. Lessee and Manager desire and have agreed to amend the Management Agreement, upon the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained in this First Amendment and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessee and Manager agree to amend the Management Agreement as follows:

ARTICLE I

AMENDMENTS

1.01 Definition of Terms

A. Any capitalized term that is not specifically defined in this First Amendment shall have the meaning set forth in the Management Agreement. The following terms when used in the Management Agreement shall have the meanings indicated:

“Administrative Expenses” shall mean, with respect to any Fiscal Year, an annual amount equal to the lesser of (i) the aggregate amount of payments for, or reserves created for payment for, administrative expenses of Owner with respect to such Fiscal Year; or (ii) an amount equal to $375,000 for Fiscal Year 1996, which amount will be increased by the CPI Percentage for each Fiscal Year thereafter.

“Agreement” or “Management Agreement” shall mean that certain Amended and Restated Management Agreement dated as of August 28, 2002 with respect to the twenty-three (23) Inns listed on Exhibit “A” hereto.

“Capital Contributions” shall mean Seventy Million Seven Hundred Seven Thousand Dollars ($70,707,000); provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or

Inns or pursuant to other applicable provisions in this Agreement), the amount of Capital Contributions shall be reduced by the applicable percentage attributable to such Inn or Inns as set forth on Exhibit “B” hereto.

“Inn” or “Inns” shall refer individually or collectively to the twenty-three (23) inns located on the twenty-three (23) Sites described on Exhibit “A” hereto. The term “Inn” or “Inns” shall incorporate not only the Site or Sites but also all easement or other appurtenant rights thereto, together with the Buildings and all other improvements constructed or to be constructed thereon, and all FF&E and Fixed Asset Supplies installed or located therein.

“Lender” shall mean Wachovia Bank, National Association, a national banking association, and its successors and assigns.

“Loan Agreement” shall mean, individually and collectively, the documents dated as of November         , 2004, evidencing, securing or providing for the disbursement of that certain loan in the original principal amount of One Hundred Thirty Five Million Dollars ($135,000,000.00), with an amortization period of twenty-five (25) years and an interest rate of 6.880% per annum, secured by, among other things, mortgages, deeds of trust or security instruments that encumber title to the Inns.

“Maturity Date” shall mean                 ,         , the original stated maturity date of the indebtedness incurred by Owner to Lender subject to the Loan Agreement, or, if earlier, the date of any refinancing or prepayment of such indebtedness.

“Operating Profit Objective” shall mean the amount of Twenty-Five Million Three Hundred Thousand Dollars ($25,300,000) provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement), the Operating Profit

Objective shall be reduced by the applicable percentage attributable to such Inn or Inns, as set forth on Exhibit “B” hereto.

“Owner” shall have the meaning ascribed to it in Recital E of this First Amendment.

“Owner’s Capital Return” shall mean the sum of: (a) an amount which, when added to all previous or simultaneous retentions or receipts by Owner of Operating Profit (less the aggregate amount of Qualifying Debt Service (including that portion of Qualifying Debt Service paid by Owner pursuant to the Original Management Agreement) and Administrative Expenses paid or repaid by Owner (or reserved for) out of such Operating Profit), Net Sales Proceeds and Net Refinancing Proceeds, equals a cumulative return on the weighted average Adjusted Capital Contributions, from time to time, of twelve percent (12%) per annum from the Effective Date through the date such Net Sales Proceeds or Net Refinancing Proceeds are realized; plus (b) an amount which equals the Adjusted Capital Contributions as of the date on which such Net Sales Proceeds or Net Refinancing Proceeds are realized by Owner.

“Term Loan” shall mean the term loans provided by Lender to Owner pursuant to the Loan Agreement.

“Total Original Cost” shall mean the amount of One Hundred Ninety Million Seven Hundred Eighty-Three Thousand Dollars ($190,783,000); provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with a Sale of the Inn or Inns or pursuant to other applicable provisions of this agreement), the Total Original Cost, as used thereafter, shall be reduced by the applicable percentage attributable to such Inn or Inns, as set forth on Exhibit “B”.

B. The terms “Bossier City Inn”, “Debt Service Reserve Account” and [Defeasance Deposits] shall be deleted in their entirety.

1.02 Exhibits

A. Exhibit “A” attached to the Management Agreement shall be amended by adding the following text to the end thereof:

23)	Shreveport/Bossier City, Louisiana
1001 Gould Drive
Bossier City, LA 71111

B. Exhibit “A-1” attached to the Management Agreement shall be amended to add the text set forth in Exhibit “A-1” attached hereto to the end thereof.

C. Exhibit “B” attached to the Management Agreement shall be deleted in its entirety and replaced with Exhibit “B” attached hereto.

D. Exhibit “C” attached to the Management Agreement shall be deleted in its entirety and replaced with Exhibit “C” attached hereto.

E. Exhibit “D” attached to the Management Agreement shall be deleted in its entirety and replaced with Exhibit “D” attached hereto.

F. Exhibit “E” attached to the Management Agreement shall be amended by adding the following text to the end thereof:

23	Residence Inn Bossier City Shreveport
Best Western Richmond Suites Hotel
Best Western Chateau Suite Hotel
Holiday Inn Shreveport Airport
Holiday Inn Bossier City
Holiday Inn Shreveport I 20 Downtown
Clarion Shreveport

1.03 Other Amendments

A. The first sentence of Section 5.05 of the Management Agreement shall be amended to delete in their entirety the words “and to fund any shortfalls in the Debt Service Reserve Account”.

B. Section 12.01 of the Management Agreement shall be deleted in its entirety and replaced with the following:

All real estate and personal property taxes, levies, assessments and similar charges on or relating to each Inn (“Impositions”) during each Inn Term shall be paid by Manager to Lessee from Gross Revenues along with the interim amounts paid to Lessee pursuant to Section 5.04.A. The interim amount of Impositions to be paid by Manager to Lessee shall be calculated by prorating the full Fiscal Year budgeted amount (or the actual amount, if available) of such Impositions equally over thirteen (13) Accounting Periods. Impositions shall be a Deduction in determining Operating Profit. Lessee shall, within five (5) days of receipt, furnish Manager with copies of official tax bills and assessments which it may receive with respect to any of the Inns. Manager shall reconcile prior payments of the Impositions to Lessee for the applicable Fiscal Year with the actual amount of such Impositions for the applicable Fiscal Year, and the parties shall make any necessary adjustments in connection with the interim accounting statements or year-end statement as needed. Notwithstanding the foregoing, Manager shall only be required to pay any Impositions to Owner to the extent that Gross Revenues are available under this Agreement. Lessee shall be solely responsible for paying the Impositions to the appropriate authorities in compliance with all legal requirements. Lessee shall make such payments before any fine, penalty, or interest is added thereto or lien placed upon any Inn or upon the Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Either Owner, Lessee or Manager (in which case Lessee agrees to sign, or cause Owner to sign, the required applications and otherwise cooperate with Manager in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit.

C. Article XVIII of the Management Agreement shall be amended to substitute the words “twenty-three (23) Inns” for the words “twenty-two (22) Inns”, wherever the words “twenty-two (22) Inns” are used therein.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.01 Full Force and Effect

This First Amendment amends the Management Agreement and the terms and provisions hereof shall supersede and govern over any inconsistent terms or provisions contained in the Management Agreement. All terms and provisions of the Management Agreement not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as amended hereby, constitute valid and binding obligations of Lessee and Manager.

2.02 Authorization to Execute

Each individual executing this First Amendment on behalf of Lessee or Manager, respectively, represents and warrants that he/she is duly authorized to execute this First Amendment on behalf of Lessee or Manager, respectively.

2.03 Counterparts

This First Amendment may be executed in multiple counterparts, each of which it shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this First Amendment which are transmitted by facsimile shall have the same binding effect as original signatures.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first written above.

AHM RES II LIMITED PARTNERSHIP

	By:	AHM Res II, GP, its general partner
Attest:

		By:	/s/ David S. McKenney
Assistant Secretary

RESIDENCE INN BY MARRIOTT, INC.
Attest:

/s/ Margery Brenerman	By:	/s/ M. Lester Pulse
Assistant Secretary		M. Lester Pulse, Vice President

EXHIBIT A-1

Legal Description

PARCEL 1:

A tract of land located in the Southeast Quarter (SE/4) of Section 28, Township 18 North, Range 13 West, Bossier City, Bossier Parish, Louisiana, being more particularly described as follows, to-wit: Beginning at the southeast corner of Lot 100 of Central Plaza Subdivision, Unit Number 2, as recorded in Plat Book 339, Pages 466 and 467 of the Records of Bossier Parish, Louisiana, run thence South 00º27’10” East a distance of 545.59 feet; run thence North 89º14’06” East a distance of 45.0 feet to the point of beginning of tract herein described; continue thence North 89º14’06” East a distance of 441.10 feet to the westerly right of way line of Gould Drive, a public right of way, as recorded in Book 339, Page 433 and Book 450, Page 357 of the Records of Bossier Parish, Louisiana; run thence along the westerly right of way line South 41º43’36” West a distance of 245.31 feet; continue thence along said westerly right of way line South 37º39’13” West a distance of 520.78 feet; thence leaving said westerly right of way line run North 00º27’10” West a distance of 374.63 feet; run thence North 89º27’43” East a distance of 45 feet; run thence North 00º27’10” West a distance of 214.47 feet to the point of beginning of tract, containing 2.9603 acres or 128,952.02 square feet.

PARCEL 2:

A tract of land located in the Southeast Quarter (SE/4) of Section 28, Township 18 North, Range 13 West, Bossier City, Bossier Parish, Louisiana, being more particularly described as follows, to-wit: Beginning at the Southeast corner of Lot 100 of Central Plaza Subdivision, Unit Number 2, as recorded in Plat Book 339, Pages 466 and 467 of the Records of Bossier Parish, Louisiana, run thence South 00º27’10” East a distance of 545.59 feet; run thence North 89º14’06” East a distance of 21.00 feet to the point of beginning of tract herein described; continue thence North 89º14’06” East a distance of 24.00 feet; run thence South 00º27’10” East a distance of 214.47 feet; run thence South 89º27’43” West a distance of 24.00 feet; run thence North 00º27’10” West a distance of 214.37 feet to the point of beginning of tract, containing 0.1181 acres or 5,146.13 square feet.

The land described as Parcel 2 is contiguous with the land described as Parcel 1 along a course beginning at the Northeasternmost corner of said Parcel 2 running thence South 00º27’10” East 214.47 feet and thence South 89º27’43” West a distance of 24 feet, more fully shown on survey described below. The company hereby insures the insured against loss or damage which the insured shall sustain by reason of any inaccuracy in the prior statement.

Said Parcel 1 and Parcel 2 are the same properties shown on that certain As-Built Survey prepared by Coyle Engineering Co., Inc., dated December 14, 1995.

EXHIBIT B

Percentages Used for Reductions

		Applicable Percentage
1)	Birmingham, Alabama	5.15%

2)	Arcadia, California	6.41%

3)	Irvine, California	5.08%

4)	Placentia, California	3.33%

5)	Boca Raton, Florida	5.19%

6)	Jacksonville, Florida	4.16%

7)	Pensacola, Florida	2.65%

8)	St. Petersburg/Clearwater, Florida	3.70%

9)	Chicago/Deerfield, Illinois	4.08%

10)	Boston/Danvers, Massachusetts	4.50%

11)	Kalamazoo, Michigan	3.38%

12)	Jackson, Mississippi	4.85%

13)	Santa Fe, New Mexico	4.98%

14)	Charlotte North, North Carolina	2.88%

15)	Greensboro, North Carolina	5.95%

16)	Las Vegas, Nevada	11.70%

17)	Akron, Ohio	3.80%

18)	Philadelphia/Berwyn, Pennsylvania	4.99%

19)	Columbia, South Carolina	3.63%

20)	Spartanburg, South Carolina	2.57%

21)	Memphis East, Tennessee	2.61%

22)	Lubbock, Texas	2.34%

23)	Bossier City, Louisiana	2.07%

	TOTAL	100.00%

EXHIBIT C

Schedule of Principal and Interest Payments

EXHIBIT D

First Priority Return Reduced by the Applicable Percentage

		Applicable Percentage
1)	Birmingham, Alabama	5.15%

2)	Arcadia, California	6.41%

3)	Irvine, California	5.08%

4)	Placentia, California	3.33%

5)	Boca Raton, Florida	5.19%

6)	Jacksonville, Florida	4.16%

7)	Pensacola, Florida	2.65%

8)	St. Petersburg/Clearwater, Florida	3.70%

9)	Chicago/Deerfield, Illinois	4.08%

10)	Boston/Danvers, Massachusetts	4.50%

11)	Kalamazoo, Michigan	3.38%

12)	Jackson, Mississippi	4.85%

13)	Santa Fe, New Mexico	4.98%

14)	Charlotte North, North Carolina	2.88%

15)	Greensboro, North Carolina	5.95%

16)	Las Vegas, Nevada	11.70%

17)	Akron, Ohio	3.80%

18)	Philadelphia/Berwyn, Pennsylvania	4.99%

19)	Columbia, South Carolina	3.63%

20)	Spartanburg, South Carolina	2.57%

21)	Memphis East, Tennessee	2.61%

22)	Lubbock, Texas	2.34%

23)	Bossier City, Louisiana	2.07%

	TOTAL	100.00%